Exhibit 99.1

DFIN REPORTS SECOND-QUARTER 2019 RESULTS

Chicago, August 1, 2019 – Donnelley Financial Solutions (NYSE: DFIN) today reported financial results for the second quarter 2019.

Highlights:

•	Second-quarter net sales of $258.9 million
•	U.S. Investment Markets net sales increased by 3.7% from the second quarter of 2018 due to continued strong demand for proxy and prospectus solutions
•

SaaS net sales increased by 4.1% from the second quarter of 2018, representing 18.6% of second-quarter net sales; strong performance in ActiveDisclosure, partially offset by the ongoing impact of a soft M&A environment on Venue

•	Company reaffirms full-year 2019 guidance

“The environment for capital markets transactional activity improved from the first quarter, as IPO activity bounced back in the second quarter, with DFIN supporting several large high-profile transactions.  The improved IPO activity was offset by fewer M&A deals being completed in the quarter, resulting in lower overall transactional net sales compared to the second quarter of 2018," said Daniel N. Leib, DFIN’s president and chief executive officer.  "We have, however, seen an improvement in our pipeline of new M&A transactions.  We remain optimistic that this activity will positively impact our transactional and Venue revenue trends in the back half of the year.”

Leib continued, “Elsewhere in the business, we are pleased with the strong demand we continued to see in U.S. Investment Markets, as well as with the ongoing client adoption of ActiveDisclosure. We strengthened our competitive position in key areas, adding dozens of new clients across our solutions.”

“We enter the second half of 2019 with transactional sales momentum and a continued focus on controlling cost, keeping us on track to meet our full-year guidance, and expect to end the year at or below the low end of our targeted leverage range of 2.25x to 2.75x,” Leib concluded.

Net Sales

Net sales in the second quarter of 2019 were $258.9 million, a decrease of $31.7 million, or 10.9%, from the second quarter of 2018 driven largely by the impact of the sale of the Language Solutions business as well as lower U.S. Capital Markets transactional and compliance activity. After adjusting for the 2018 sale of the Language Solutions business, changes in foreign exchange rates and the 2018 acquisition of eBrevia, organic net sales decreased 4.0% from the second quarter of 2018. The organic decline was primarily driven by lower U.S Capital Markets transactional and compliance activity, partially offset by higher mutual fund volume in U.S. Investment Markets, and SaaS solutions growth, primarily in ActiveDisclosure as well as FundSuiteArc.

GAAP Earnings

Second-quarter 2019 net earnings were $17.3 million, or $0.51 earnings per diluted share, compared to net earnings of $18.9 million, or $0.56 earnings per diluted share, in the second quarter of 2018. The second-quarter 2019 net earnings included after-tax adjustments of $8.1 million and second-quarter 2018 net earnings included after-tax adjustments of $11.6 million, all of which are excluded from the presentation of non-GAAP net earnings. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Adjusted EBITDA and Net Earnings

Non-GAAP adjusted EBITDA in the second quarter of 2019 was $56.1 million, compared to $63.4 million in the second quarter of 2018.  Non-GAAP adjusted EBITDA margin in the second quarter of 2019 was 21.7%, 10 basis points lower than in the second quarter of 2018.  The Non-GAAP adjusted EBITDA decrease was primarily driven by lower U.S. Capital Markets transactional activity and the sale of the Language Solutions business, partially offset by the impact of cost saving initiatives.

Non-GAAP net earnings totaled $25.4 million, or $0.74 per diluted share, in the second quarter of 2019 compared to non-GAAP net earnings of $30.5 million, or $0.90 per diluted share, in the second quarter of 2018.  Reconciliations of net earnings to non-GAAP adjusted EBITDA and non-GAAP net earnings, as well as non-GAAP adjusted EBITDA margin, are presented in the attached schedules.

Sale of the Language Solutions Business

On July 22, 2018, the Company sold its Language Solutions business for net proceeds of $77.5 million in cash.  As such, second-quarter 2019 results exclude Language Solutions, while second-quarter 2018 results include Language Solutions.  The sale negatively impacted the second-quarter net sales comparison by $19.8 million and negatively impacted the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $5.3 million and $1.5 million, respectively, inclusive of estimated net stranded costs.

Similarly, the sale will negatively impact the year-over-year comparisons in the third quarter of 2019.  In the third quarter, the sale will negatively impact the net sales comparison by $3.2 million and negatively impact the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $1.2 million and $0.5 million, respectively, inclusive of estimated net stranded costs.

On a full-year basis for 2019, the sale negatively impacts the year-over-year net sales comparison by $41.8 million and negatively impacts the gross profit and non-GAAP adjusted EBITDA comparisons by approximately $12.0 million and $3.0 million, respectively, inclusive of estimated net stranded costs.

2019 Guidance

The Company reaffirms its previous announced full-year guidance for 2019.

Guidance
Net sales	$910 to $940 million
Non-GAAP adjusted EBITDA	$145 to $155 million
Depreciation and amortization	Approximately $48 million
Interest expense	Approximately $35 million
Non-GAAP effective tax rate	29% to 31%
Diluted share count	Approximately 35 million
Capital expenditures	$40 to $45 million
Free cash flow(1)	$40 to $45 million

(1)	Defined as operating cash flow less capital expenditures.

Certain components of the guidance given above are provided on a non-GAAP basis only, without providing a reconciliation to guidance provided on a GAAP basis.  Information is presented in this manner, consistent with SEC rules, because the preparation of such a reconciliation could not be accomplished without “unreasonable efforts.”  The Company does not have access to certain information that would be necessary to provide such a reconciliation, including non-recurring items that are not indicative of the Company’s ongoing operations.  Such items include, but are not limited to, restructuring charges, impairment charges, spinoff-related transaction expenses, acquisition-related expenses, gains or losses on investments and business disposals and other similar gains or losses not reflective of the Company's ongoing operations.  The Company does not believe that this information is likely to be significant to an assessment of the Company’s ongoing operations, given that it is not an indicator of business performance.

Conference Call

DFIN will host a conference call and simultaneous webcast to discuss its second-quarter results today, Thursday, August 1, 2019, at 9:00 a.m. Eastern time (8:00 a.m. Central time).  The live webcast will be accessible on DFIN’s web site at investor.dfinsolutions.com.  Individuals wishing to participate on the call must register in advance at http://www.meetme.net/DFIN.  After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference.  A webcast replay will be archived on the Company’s web site for 30 days after the call.

About DFIN

DFIN is a leading global risk and compliance solutions company. We provide domain expertise, enterprise software and data analytics for every stage of our clients’ business and investment lifecycles. Markets fluctuate, regulations evolve, technology advances, and through it all, DFIN delivers confidence with the right solutions in moments that matter. Learn about DFIN’s end-to-end risk and compliance solutions online at DFINsolutions.com or you can also follow us on Twitter @DFINSolutions or on LinkedIn.

Investor Contact:

Justin Ritchie

Investor Relations

investors@dfinsolutions.com

Use of non-GAAP Information

This news release contains certain non-GAAP measures, including non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings, non-GAAP diluted earnings per share, free cash flow and organic net sales. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and liquidity and enhance the overall ability to assess the Company’s financial performance. The Company uses these measures, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business.

Our non-GAAP statement of operations measures, non-GAAP SG&A, non-GAAP SG&A as % of total net sales, non-GAAP income from operations, non-GAAP operating margin, non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margin, non-GAAP effective tax rate, non-GAAP net earnings and non-GAAP diluted earnings per share, are adjusted to exclude the impact of certain costs, expenses, gains and losses and other specified items that management believes are not indicative of our ongoing operations. These adjusted measures exclude the impact of expenses associated with the Company’s acquisition activities, spin-off related expenses, non-recurring investor-related fees, share-based compensation and eliminate potential differences in results of operations between periods caused by factors such as historic cost and age of assets, financing and capital structures, taxation positions or regimes, restructuring, impairment and other charges and gain or loss on certain equity investments and asset sales.

Free cash flow is a non-GAAP financial measure and is defined by the Company as net cash flow provided by operating activities less capital expenditures. By adjusting for the level of capital investment in operations, the Company believes that free cash flow can provide useful additional basis for understanding the Company’s ability to generate cash after capital investment and provides a comparison to peers with differing capital intensity.

Organic net sales is a non-GAAP financial measure and is defined by the Company as reported net sales adjusted for the changes in foreign exchange rates and the purchase or disposition of businesses.

These non-GAAP measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  In addition, these measures are defined differently by different companies in our industry and, accordingly, such measures may not be comparable to similarly-titled measures of other companies.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of DFIN and its expectations relating to future financial condition and performance. Statements that are not historical facts, including statements about DFIN management’s beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While DFIN believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond DFIN’s control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from DFIN’s current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in DFIN periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in DFIN's Form 10-K for the fiscal year ended December 31, 2018, those discussed under “Cautionary Statement” in DFIN’s quarterly Form 10-Q filings, and in other investor communications of DFIN’s from time to time. DFIN does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

Donnelley Financial Solutions, Inc.

Condensed Consolidated Balance Sheets

As of June 30, 2019 and December 31, 2018

(UNAUDITED)

(in millions, except per share data)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$9.5	$47.3
Receivables, less allowances for doubtful accounts of $10.7 in 2019 (2018 - $7.9)	260.7	172.9
Inventories	13.0	12.1
Prepaid expenses and other current assets	17.7	16.7
Total Current Assets	300.9	249.0
Property, plant and equipment - net	37.0	32.2
Right-of-use assets	84.4	—
Software - net	51.6	47.8
Goodwill	450.3	450.0
Other intangible assets - net	30.0	37.2
Deferred income taxes	14.3	9.7
Other noncurrent assets	40.6	42.8
Total Assets	$1,009.1	$868.7
Liabilities
Accounts payable	$78.0	$72.4
Accrued liabilities	123.2	126.0
Total Current Liabilities	201.2	198.4
Long-term debt	419.1	362.7
Deferred compensation liabilities	19.9	19.5
Pension and other postretirement benefits plan liabilities	49.0	51.3
Noncurrent lease liabilities	62.8	—
Other noncurrent liabilities	8.0	10.8
Total Liabilities	760.0	642.7
Equity
Common stock, $0.01 par value
Authorized: 65.0 shares;
Issued: 34.5 shares in 2019 (2018 - 34.2 shares)	0.3	0.3
Treasury stock, at cost: 0.2 shares in 2019 (2018 - 0.1 shares)	(3.7)	(2.4)
Additional paid-in capital	221.6	216.5
Retained earnings	110.2	94.3
Accumulated other comprehensive loss	(79.3)	(82.7)
Total Equity	249.1	226.0
Total Liabilities and Equity	$1,009.1	$868.7

Donnelley Financial Solutions, Inc.

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended June 30, 2019 and 2018

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Services net sales	$161.2	$187.9	$289.1	$347.4
Products net sales	97.7	102.7	199.4	198.4
Total net sales	258.9	290.6	488.5	545.8
Services cost of sales (1)	75.6	92.0	151.0	177.9
Products cost of sales (1)	73.4	73.6	151.9	146.3
Total cost of sales (1)	149.0	165.6	302.9	324.2
Selling, general and administrative expenses (SG&A) (1)	57.9	75.1	112.8	141.2
Restructuring, impairment and other charges - net	3.8	2.6	5.9	3.3
Depreciation and amortization	12.0	11.1	24.1	21.5
Other operating loss (2)	2.8	—	2.8	—
Income from operations	33.4	36.2	40.0	55.6
Interest expense - net	9.1	9.8	18.0	18.8
Investment and other income - net	(0.5)	(0.8)	(1.1)	(1.6)
Earnings before income taxes	24.8	27.2	23.1	38.4
Income tax expense	7.5	8.3	7.2	11.8
Net earnings	$17.3	$18.9	$15.9	$26.6
Net earnings per share:
Basic net earnings per share	$0.51	$0.56	$0.47	$0.79
Diluted net earnings per share	$0.51	$0.56	$0.47	$0.78
Weighted average number of common shares outstanding:
Basic	34.1	33.8	34.0	33.7
Diluted	34.2	34.0	34.1	33.9
Additional information:
Gross margin (1)	42.4%	43.0%	38.0%	40.6%
SG&A as a % of total net sales (1)	22.4%	25.8%	23.1%	25.9%
Operating margin	12.9%	12.5%	8.2%	10.2%
Effective tax rate	30.2%	30.5%	31.2%	30.7%
(1)	Exclusive of depreciation and amortization
(2)	Includes an estimated settlement of amounts related to the July 2018 disposition of the Language Solutions business

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP to Non-GAAP Measures

For the Three and Six Months Ended June 30, 2019 and 2018

(UNAUDITED)

(in millions, except per share data)

	For the Three Months Ended June 30, 2019					For the Six Months Ended June 30, 2019
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$57.9	$33.4	12.9%	$17.3	$0.51	$112.8	$40.0	8.2%	$15.9	$0.47
Non-GAAP adjustments:
Restructuring, impairment and other charges - net	—	3.8	1.4%	2.9	0.08	—	5.9	1.2%	4.5	0.13
Share-based compensation expense	(3.6)	3.6	1.4%	2.7	0.08	(5.1)	5.1	1.0%	3.8	0.11
Loss on sale of business	—	2.8	1.1%	2.1	0.06	—	2.8	0.6%	2.1	0.06
Investor-related expenses	(0.5)	0.5	0.2%	0.4	0.01	(1.5)	1.5	0.3%	1.1	0.03
Spin-off related transaction expenses	—	—	—	—	—	(0.4)	0.4	0.1%	0.3	0.01
Income tax adjustments (1)	—	—	—	—	—	—	—	0.0%	(0.1)	—
Total Non-GAAP adjustments	(4.1)	10.7	4.1%	8.1	0.23	(7.0)	15.7	3.2%	11.7	0.34
Non-GAAP measures	$53.8	$44.1	17.0%	$25.4	$0.74	$105.8	$55.7	11.4%	$27.6	$0.81

	For the Three Months Ended June 30, 2018					For the Six Months Ended June 30, 2018
	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share	SG&A	Income from operations	Operating margin	Net earnings	Net earnings per diluted share
GAAP basis measures	$75.1	$36.2	12.5%	$18.9	$0.56	$141.2	$55.6	10.2%	$26.6	$0.78
Non-GAAP adjustments:
Restructuring, impairment and other charges - net	—	2.6	0.9%	1.9	0.05	—	3.3	0.6%	2.4	0.07
Spin-off related transaction expenses	(8.4)	8.4	2.9%	6.0	0.18	(16.2)	16.2	3.0%	11.6	0.34
Share-based compensation expense	(3.3)	3.3	1.1%	2.4	0.07	(5.1)	5.1	0.9%	3.7	0.11
Disposition-related expenses	(1.5)	1.5	0.5%	1.1	0.03	(2.0)	2.0	0.4%	1.5	0.05
Acquisition-related expenses	(0.3)	0.3	0.1%	0.2	0.01	(0.5)	0.5	0.1%	0.3	0.01
Total Non-GAAP adjustments	(13.5)	16.1	5.5%	11.6	0.34	(23.8)	27.1	5.0%	19.5	0.58
Non-GAAP measures	$61.6	$52.3	18.0%	$30.5	$0.90	$117.4	$82.7	15.2%	$46.1	$1.36

(1)

During the first quarter of 2017, the Company adopted Accounting Standards Update No. 2016-09 “Compensation–Stock Compensation (Topic 718): Improvements to Employee Share Based Payment Accounting," which required all excess tax benefits and tax deficiencies to be recognized as discrete items within income tax expense or benefit in the income statement in the reporting period in which they occur. Beginning in the first quarter of 2019, these discrete tax items are excluded from Non-GAAP income tax expense or benefit.  Prior periods have not been revised.

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company’s operating performance.  Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management’s effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Three Months Ended June 30, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Three Months Ended June 30, 2019
Net sales	$223.2	$35.7	$—	$258.9
Income (loss) from operations	40.4	1.6	(8.6)	33.4
Operating margin %	18.1%	4.5%	nm	12.9%
Non-GAAP Adjustments
Restructuring, impairment and other charges - net	2.7	0.4	0.7	3.8
Share-based compensation expense	—	—	3.6	3.6
Loss on sale of business	1.2	1.6	—	2.8
Investor-related expenses	—	—	0.5	0.5
Total Non-GAAP adjustments	3.9	2.0	4.8	10.7
Non-GAAP income (loss) from operations	$44.3	$3.6	$(3.8)	$44.1
Non-GAAP operating margin %	19.8%	10.1%	nm	17.0%
Depreciation and amortization	10.1	1.8	0.1	12.0
Non-GAAP Adjusted EBITDA	$54.4	$5.4	$(3.7)	$56.1
Non-GAAP Adjusted EBITDA margin %	24.4%	15.1%	nm	21.7%
For the Three Months Ended June 30, 2018
Net sales	$242.5	$48.1	$—	$290.6
Income (loss) from operations	46.9	1.6	(12.3)	36.2
Operating margin %	19.3%	3.3%	nm	12.5%
Non-GAAP Adjustments
Restructuring, impairment and other charges - net	0.6	1.9	0.1	2.6
Spin-off related transaction expenses	7.7	—	0.7	8.4
Share-based compensation expense	—	—	3.3	3.3
Disposition-related expenses	—	—	1.5	1.5
Acquisition-related expenses	—	—	0.3	0.3
Total Non-GAAP adjustments	8.3	1.9	5.9	16.1
Non-GAAP income (loss) from operations	$55.2	$3.5	$(6.4)	$52.3
Non-GAAP operating margin %	22.8%	7.3%	nm	18.0%
Depreciation and amortization	9.5	1.4	0.2	11.1
Non-GAAP Adjusted EBITDA	$64.7	$4.9	$(6.2)	$63.4
Non-GAAP Adjusted EBITDA margin %	26.7%	10.2%	nm	21.8%

Donnelley Financial Solutions, Inc.

Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation

For the Six Months Ended June 30, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.	International	Corporate	Consolidated
For the Six Months Ended June 30, 2019
Net sales	$426.0	$62.5	$—	$488.5
Income (loss) from operations	61.7	(1.7)	(20.0)	40.0
Operating margin %	14.5%	(2.7%)	nm	8.2%
Non-GAAP Adjustments
Restructuring, impairment and other charges - net	3.3	1.0	1.6	5.9
Share-based compensation expense	—	—	5.1	5.1
Loss on sale of business	1.2	1.6	—	2.8
Investor-related expenses	—	—	1.5	1.5
Spin-off related transaction expenses	—	—	0.4	0.4
Total Non-GAAP adjustments	4.5	2.6	8.6	15.7
Non-GAAP income (loss) from operations	$66.2	$0.9	$(11.4)	$55.7
Non-GAAP operating margin %	15.5%	1.4%	nm	11.4%
Depreciation and amortization	20.4	3.4	0.3	24.1
Non-GAAP Adjusted EBITDA	$86.6	$4.3	$(11.1)	$79.8
Non-GAAP Adjusted EBITDA margin %	20.3%	6.9%	nm	16.3%

For the Six Months Ended June 30, 2018
Net sales	$455.6	$90.2	$—	$545.8
Income (loss) from operations	73.3	4.1	(21.8)	55.6
Operating margin %	16.1%	4.5%	nm	10.2%
Non-GAAP Adjustments
Restructuring, impairment and other charges - net	1.3	1.8	0.2	3.3
Spin-off related transaction expenses	14.0	—	2.2	16.2
Share-based compensation expense	—	—	5.1	5.1
Disposition-related expenses	—	—	2.0	2.0
Acquisition-related expenses	—	—	0.5	0.5
Total Non-GAAP adjustments	15.3	1.8	10.0	27.1
Non-GAAP income (loss) from operations	$88.6	$5.9	$(11.8)	$82.7
Non-GAAP operating margin %	19.4%	6.5%	nm	15.2%
Depreciation and amortization	18.4	2.8	0.3	21.5
Non-GAAP Adjusted EBITDA	$107.0	$8.7	$(11.5)	$104.2
Non-GAAP Adjusted EBITDA margin %	23.5%	9.6%	nm	19.1%

Donnelley Financial Solutions, Inc.

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2019 and 2018

(UNAUDITED)

(in millions)

	For the Six Months Ended June 30,
	2019	2018
Net earnings	$15.9	$26.6
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	24.1	21.5
Provision for doubtful accounts receivable	3.2	3.5
Share-based compensation	5.1	5.1
Deferred income taxes	(4.8)	1.7
Net pension plan income	(1.0)	(1.6)
Other	18.3	1.7
Changes in operating assets and liabilities - net of acquisitions:
Accounts receivable - net	(90.7)	(102.1)
Inventories	(0.9)	(4.8)
Prepaid expenses and other current assets	(0.9)	0.8
Accounts payable	6.1	13.3
Income taxes payable and receivable	(5.2)	3.9
Accrued liabilities and other	(34.1)	(18.3)
Pension and other postretirement benefits plan contributions	(0.4)	(1.5)
Net cash used in operating activities	$(65.3)	$(50.2)
Capital expenditures	(26.2)	(15.6)
Acquisition of business, net of cash acquired	(2.6)	—
Other investing activities	0.1	—
Net cash used in investing activities	$(28.7)	$(15.6)
Revolving facility borrowings	337.0	206.5
Payments on revolving facility borrowings	(281.5)	(179.5)
Proceeds from issuance of common stock	—	1.2
Treasury share repurchases	(1.3)	(0.8)
Debt issuance costs	(0.2)	—
Net cash provided by financing activities	$54.0	$27.4
Effect of exchange rate on cash and cash equivalents	2.2	(1.8)
Net decrease in cash and cash equivalents	(37.8)	(40.2)
Cash and cash equivalents at beginning of year	47.3	52.0
Cash and cash equivalents at end of period	$9.5	$11.8

Additional Information:
	2019	2018
For the Six Months Ended June 30:
Net cash used in operating activities	$(65.3)	$(50.2)
Less: capital expenditures	26.2	15.6
Free cash flow	$(91.5)	$(65.8)

	2019	2018
For the Three Months Ended March 31:
Net cash used in operating activities	$(68.3)	$(53.6)
Less: capital expenditures	15.1	6.4
Free cash flow	$(83.4)	$(60.0)

	2019	2018
For the Three Months Ended June 30:
Net cash provided by operating activities	$3.0	$3.4
Less: capital expenditures	11.1	9.2
Free cash flow	$(8.1)	$(5.8)

Donnelley Financial Solutions, Inc.

Reconciliation of Reported to Organic Net Sales

For the Three and Six Months Ended June 30, 2019 and 2018

(UNAUDITED)

(in millions)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Three Months Ended June 30, 2019	$128.3	$94.9	$—	$223.2	$35.7	$258.9
For the Three Months Ended June 30, 2018 (1)	144.6	91.5	6.4	242.5	48.1	290.6
Net sales change	(11.3%)	3.7%	(100.0%)	(8.0%)	(25.8%)	(10.9%)
Supplementary non-GAAP information:
Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(2.3%)	(0.4%)
Year-over-year impact of the Language Solutions disposition	—%	—%	(100.0%)	(2.7%)	(27.9%)	(6.7%)
Year-over-year impact of the eBrevia acquisition	0.5%	—%	—%	0.3%	—%	0.2%
Net organic sales change (2)	(11.8%)	3.7%	—%	(5.6%)	4.4%	(4.0%)

	U.S.
	Capital Markets	Investment Markets	Language Solutions	Total U.S.	International	Consolidated
Reported Net Sales:
For the Six Months Ended June 30, 2019	$238.0	$188.0	$—	$426.0	$62.5	$488.5
For the Six Months Ended June 30, 2018 (1)	262.1	181.0	12.5	455.6	90.2	545.8
Net sales change	(9.2%)	3.9%	(100.0%)	(6.5%)	(30.7%)	(10.5%)
Supplementary non-GAAP information:
Year-over-year impact of changes in foreign exchange (FX) rates	—%	—%	—%	—%	(2.4%)	(0.4%)
Year-over-year impact of the Language Solutions disposition	—%	—%	(100.0%)	(2.8%)	(29.0%)	(7.1%)
Year-over-year impact of the eBrevia acquisition	0.5%	—%	—%	0.3%	—%	0.3%
Net organic sales change (2)	(9.7%)	3.9%	—%	(4.0%)	0.7%	(3.3%)

(1)

Certain prior year amounts were restated to conform to the Company’s current reporting unit structure. The former Language Solutions and other reporting unit has been renamed “Language Solutions.” Certain results previously included within the former Language Solutions and other reporting unit are now included within the Investment Markets reporting unit.

(2)	Adjusted for the impact of changes in FX rates, the Language Solutions disposition and the eBrevia acquisition.

Donnelley Financial Solutions, Inc.

Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA

For the Three and Twelve Months Ended June 30, 2019 and 2018

(UNAUDITED)

(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
GAAP net earnings (loss)	$62.9	$17.3	$(1.4)	$(1.0)	$48.0
Adjustments
Income tax expense (benefit)	24.5	7.5	(0.3)	(2.4)	19.7
Interest expense-net	35.9	9.1	8.9	9.5	8.4
Investment and other income-net	(17.8)	(0.5)	(0.6)	(2.7)	(14.0)
Depreciation and amortization	48.4	12.0	12.1	12.7	11.6
Restructuring, impairment and other charges-net	7.0	3.8	2.1	0.3	0.8
Share-based compensation expense	9.2	3.6	1.5	2.0	2.1
Investor-related expenses	2.0	0.5	1.0	0.5	—
Spin-off related transaction expenses	4.3	—	0.4	0.2	3.7
Loss (gain) on sale of business	(51.0)	2.8	—	(0.3)	(53.5)
Disposition-related expenses	4.8	—	—	0.3	4.5
Acquisition-related expenses	0.3	—	—	0.3	—
Total Non-GAAP adjustments	67.6	38.8	25.1	20.4	(16.7)
Non-GAAP adjusted EBITDA	$130.5	$56.1	$23.7	$19.4	$31.3
Net sales	$905.7	$258.9	$229.6	$200.3	$216.9
Non-GAAP adjusted EBITDA margin %	14.4%	21.7%	10.3%	9.7%	14.4%

	For the Twelve Months Ended	For the Three Months Ended
	June 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
GAAP net earnings (loss)	$8.2	$18.9	$7.7	$(23.7)	$5.3
Adjustments
Income tax expense	38.4	8.3	3.5	24.5	2.1
Interest expense-net	39.6	9.8	9.0	10.2	10.6
Investment and other income-net	(3.3)	(0.8)	(0.8)	(0.9)	(0.8)
Depreciation and amortization	44.9	11.1	10.4	12.8	10.6
Restructuring, impairment and other charges-net	3.4	2.6	0.7	0.7	(0.6)
Share-based compensation expense	8.4	3.3	1.8	1.6	1.7
Spin-off related transaction expenses	25.5	8.4	7.8	6.7	2.6
Disposition-related expenses	2.0	1.5	0.5	—	—
Acquisition-related expenses	0.7	0.3	0.2	0.2	—
Total Non-GAAP adjustments	159.6	44.5	33.1	55.8	26.2
Non-GAAP adjusted EBITDA	$167.8	$63.4	$40.8	$32.1	$31.5
Net sales	$993.2	$290.6	$255.2	$224.8	$222.6
Non-GAAP adjusted EBITDA margin %	16.9%	21.8%	16.0%	14.3%	14.2%

Donnelley Financial Solutions, Inc.

Debt and Liquidity Summary

As of June 30, 2019 and 2018 and December 31, 2018

(UNAUDITED)

(in millions)

Total Liquidity	June 30, 2019		December 31, 2018		June 30, 2018
Availability
Stated amount of the Revolving Facility (1)	$300.0		$300.0		$300.0
Less: availability reduction from covenants	165.3		45.3		130.4
Amount available under the Revolving Facility	134.7		254.7		169.6
Usage
Borrowings under the Revolving Facility	55.5		—		27.0
Impact on availability related to outstanding letters of credit	—		—		—
Amount used under the Revolving Facility	55.5		—		27.0
Availability under the Revolving Facility	79.2		254.7		142.6
Cash (2)	9.5		47.3		11.8
Net Available Liquidity	$88.7		$302.0		$154.4
Short-term debt	$—		$—		$—
Long-term debt	419.1		362.7		486.3
Total debt	$419.1		$362.7		$486.3
Non-GAAP adjusted EBITDA for the twelve months ended June 30, 2019 and 2018, and the year ended December 31, 2018	$130.5		$154.9		$167.8
Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)	3.2	x	2.3	x	2.9	x
Non-GAAP Net Debt (defined as total debt less cash)	$409.6		$315.4		$474.5
Non-GAAP Net Leverage (defined as non-GAAP Net Debt divided by non-GAAP adjusted EBITDA)	3.1	x	2.0	x	2.8	x

(1)

The Company has a $300.0 million senior secured revolving credit facility (the “Revolving Facility”). The Revolving Facility is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There was $55.5 million of outstanding borrowings under the Revolving Facility as of June 30, 2019. Based on the Company’s results of operations for the twelve months ended June 30, 2019 and existing debt, the Company would have had the ability to utilize an incremental $79.2 million of the $300.0 million Revolving Facility and not have been in violation of the terms of the agreement.

(2)

Approximately 58% of cash as of June 30, 2019, 37% of cash as of December 31, 2018 and 81% of cash as of June 30, 2018 was located outside of the U.S. The Company repatriated excess cash at its foreign subsidiaries to the U.S. during the six months ended June 30, 2019 and will evaluate its ability to make additional cash repatriations during the fourth quarter of 2019.